Project Order #1

Statement of Work

Submitted by

IonIdea Ukraine
107/2 Krylova/Angarskaya Str
Simferopol, Crimea-95001, Ukraine
Phone: +38 (0652) 549-500, +1 703-277 3160
Fax: 38 (0652) 549-504
URL: http://www.ionidea.ua

January 1, 2009

Extranome Inc – Project Order #1 Statement Of Work

Table of Contents

1	Statement of Work	3
2	Scope of work	3
3	Expectations from Vendor	3
4	Expectations from Client	4
5	Intellectual Property	4
6	Change Management	4
7	Plan and Schedule	5
8	Pricing	6
9	Terms and Conditions	6
10	Support Files	6

IonIdea Proprietary – Confidential

Extranome Inc – Project Order #1 Statement Of Work

1	Statement of Work

This Statement of Work for Project Order #1 (“Project Order #1”) is made and entered into as of this 1st day of January 2009 (the “Effective Date”), by and between IonIdea Ukraine (hereinafter referred to as "Vendor"), and Extranome Inc, (hereinafter referred to as “Client”) (collectively, the “Parties”). This Project Order #1 is governed by the terms and conditions set forth herein and in the Agreement # soft.2/11012008 from November 1, 2008.  In the event of a conflict between the Agreement # soft.2/11012008 from November 1, 2008 and this Project Order #1, the terms and conditions of this Project Order #1 shall prevail.

2	Scope of work

1.
The scope of work is defined in the separate Software Requirements Specifications (SRS), technical part defined as part of design documentation (DD) and all time lines and milestones are defined by LOE and Project Plans per agreed scope of work.

Volume of works in January 2009:

MyPainAway

•	Bug fixing and enhancements:
•	Implement a Scheduler service and DeliverQuestionStatistics scheduled task.
•	Added “Terms of Use” page
•	Integrate Doctor Pages with Be-Alive Portal.
•	Improved an http session management.
•	Refactor Pain Resources and My Profile web pages.
•	Build and deploy following releases o Web Application to QA and PROD environments: 1.2.22 – 1.2.27

MyPillsOnTime

•	Develop phase:
•	Implement a MPOT Applet the Client and Web Applications will interact with to perform communications with offline DB and Docking Station.
•	Implement an OfflineDAO interface. SQL scripting.

MyHealthID

•	Bug fixing.
•	Integrate the MHID Product with a Be-Alive Portal.
•	Redesign the marketing/home pages according to unified concept for Baeta’s marketing pages.
•	Development testing and deployment to www.myhealthid.us
•	Setup a QA environment and connect it with Portal Dev environment

2.	Vendor submits work hours for the client’s approval and issues an invoice to the client.

IonIdea Proprietary – Confidential

Extranome Inc – Project Order #1 Statement Of Work

3.	All changes in the estimate effort will be promptly addressed to the client and awaited for an approval.

4.	The project will be performed at IonIdea Ukraine’s facilities.

3	Expectations from IonIdea Ukraine

1.	All Vendor personnel will be provided with a computer having a configuration adequate to perform their respective tasks.

2.	Vendor will furnish weekly status reports. These reports will be based on the tasks assigned to and performed by them.

3.
Vendor will bring to the notice of Client any issue, technical or otherwise that may be a potential risk to the task to be performed and will keep Client informed of the remediation steps taken to mitigate such risks.

4.	Vendor’s team will interact closely with the Client at all stages of the Project.

5.	Vendor will recommend changes to the environment, including the usage of newer releases of the system and framework software, if it can justify that such changes will result in a better end product.

6.	Vendor will ensure that the work they do can be verified and audited.

7.	Vendor will provide all required environment for the work and support by IT&S team for smooth development as needed unless dedicated resources required.

4	Expectations from Client

1.	Client will determine the prioritization of the tasks to be performed.

2.	Client will provide all assistance required in the understanding of the scope during the entire length of the Project.

3.
Client will cover, after mutual agreement, all costs for specific software, systems, machines, technologies and licenses which are not part of standard development tools and technologies and specific to Extranome Inc. work.

4.	Client will cover all travel related expenses and travel allowance at actual costs if this is required and approved by Extranome Inc..

5.	Client will dedicate team is going to provide detail weekly status reports and time sheets for an approval.

IonIdea Proprietary – Confidential

Extranome Inc – Project Order #1 Statement Of Work

5	Intellectual Property

Intellectual Property of all work undertaken on behalf of Client shall vest with Extranome Inc.

6	Change Management

Once a design document has been approved by Client, all changes in the scope of work will have to be approved by both parties after due consideration to the impact that it may have on the schedule and effort. Such changes may result in the financial considerations for the Project to be revised.

7	Plan and Schedule

The plan for developing of the application as stated in the section Scope of Work is as follows:

1.	IonIdea Ukraine will have assigned software engineers and designers for the projects personnel at their own premises.

2.	All work will be performed based on separate Software Requirements Specifications and Project Plans.

8	Pricing

The statement of work performs as time and materials (T&M) agreement with initial team of:

•	1 Technical Lead / Senior Software Developer

•	1 Graphic Designer

•	1 Software Engineer

The cost of initial team is $10,000 per month. The costs covers costs of labor, base work environment and license costs. All specific to the project licenses, machines, parts or equipment are additional to this cost.

Any additional resources are subject to separate agreement or $25 per hour with prior agreement to the customer.

9	Terms and Conditions

The work is based on 40 hours week, 12 months a year excluding official holidays and vacations, from 10:00am EEST to 7:00pm EEST (2am EST/EDT to 12:00pm EST/EDT) schedule. All vacation and holidays will be communicated to the Client in advance and if this is required - Vendor will provide adequate replacement during the member(s) leave of absence.

IonIdea Proprietary – Confidential

Extranome Inc – Project Order #1 Statement Of Work

Extranome, Inc	IonIdea Ukraine

Alexander Gak Extranome, Inc. 253 Warren Av Fort Lee, NJ 07024 tel: 917.921.3745
Tatyana Proskurina
CEO by IonIdea Ukraine
107/2 Krylova/Angarskaya Str.,
Simferopol, Crimea
95001, Ukraine
Tax Id 32100511
Bank: CRIMEAN BRANCH OPEN JOINT
STOCK COMPANY RAIFFEISEN BANK
AVAL
SWIFT CODE: AVALUAUKSIM
Account: 2600212572

IonIdea Proprietary – Confidential